UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

CHICAGO BRIDGE & IRON COMPANY N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction of incorporation)

1-12815	N.A.
(Commission File Number)	(IRS Employer Identification No.)

Prinses Beatrixlaan 35
2595 AK The Hague
The Netherlands	N.A.
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 31-70-373-2010

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
On December 4, 2015, the Board of Directors of Chicago Bridge & Iron Company N.V. (the “Company”) approved and adopted certain amendments to the Company’s Code of Ethics as part of its regular review of the corporate governance polices of the Company.
The amendments to the Code of Ethics are intended to (i) promote the ethical handling of actual or apparent conflicts of interest between personal and professional relationships by clarifying the nature of such potential or apparent conflicts; (ii) encourage the prompt internal reporting of violations of the code by clarifying and expanding the methods of reporting accounting and auditing complaints; and (iii) make certain other administrative and non-substantive amendments.
The foregoing description is a summary and is qualified in its entirety by reference to the full text of the revised Code of Ethics. A copy of the revised Code of Ethics is publicly available on the Company’s website “www.cbi.com” under the Corporate Governance section of the Investor Relations page or at www.cbi.com/investor-relations/corporate-governance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
		By:	Chicago Bridge & Iron Company B.V.
		Its:	Managing Director

Date:	December 10, 2015	By:	/s/ Michael S. Taff
Michael S. Taff Managing Director (Principal Financial Officer)